EX-99.CODE ETH

Effective September 20, 2012

ACAP STRATEGIC FUND
BLUEPOINT INVESTMENT SERIES TRUST

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
SENIOR FINANCIAL OFFICERS ADOPTED PURSUANT TO RULES
PROMULGATED UNDER SECTION 406 OF THE SARBANES-OXLEY ACT OF 2002

I.	Covered Officers/Purpose of the Code

          This code of ethics (the “Code”) of ACAP Strategic Fund and Bluepoint Investment Series Trust (each, a “Fund”), applies to the Fund’s principal executive officer and principal financial officer (the “Covered Officers,” each of whom is set forth in Exhibit A) for the purpose of promoting:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

full, fair, accurate, timely and understandable disclosure in reports and documents that the Fund files with, or submits to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Fund;

•	compliance with applicable laws and governmental rules and regulations;

•	the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

•	accountability for adherence to the Code.

          Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II.	Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest

          Overview. A “conflict of interest” occurs when a Covered Officer’s private interest interferes with the interests of, or the Covered Officer’s service to, the Fund. For example, a conflict of interest would arise if a Covered Officer, or a member of the Covered Officer’s family, receives improper personal benefits as a result of the Covered Officer’s position with the Fund.

          Certain conflicts of interest arise out of the relationships between Covered Officers and the Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940, as amended (“Investment Company Act”) and the Investment Advisers Act of 1940, as amended (“Investment Advisers Act”). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as “affiliated persons” of the Fund. The compliance programs and procedures of the Fund and its investment adviser are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code. Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between the Fund and its investment adviser or a third party service provider of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Fund or for its investment adviser or a third party service provider, or for one or more of them), be involved in establishing policies and implementing decisions that will have different effects on the adviser, third party service provider and the Fund. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Fund and its adviser or third party service provider and is consistent with the performance by the Covered Officers of their duties as officers of the Fund. The foregoing activities, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, will be deemed to have been handled ethically.

          Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The overarching principle with respect to all conflicts of interest covered by the Code is that the personal interest of a Covered Officer should not be placed improperly before the interests of the Fund or its shareholders.

          Each Covered Officer of the Fund must:

•

not use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Fund whereby the Covered Officer would benefit personally to the detriment of the Fund;

•	not cause the Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit the Fund; and

•	report at least annually his or her affiliations or other relationships that could potentially present a conflict of interest with the Fund or its shareholders.

III.	Disclosure and Compliance

•	Each Covered Officer of the Fund shall become familiar with the disclosure requirements generally applicable to the Fund;

•

each Covered Officer of the Fund shall not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others, whether within or outside the Fund, including to the Fund’s management and auditors, and to governmental regulators and self-regulatory organizations;

•

each Covered Officer of the Fund may, to the extent appropriate within the Covered Officer’s area of responsibility and to the extent deemed necessary in the sole discretion of the Covered Officer, consult with other officers and employees of the Fund and its investment adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Fund files with, or submits to, the SEC and in other public communications made by the Fund; and

•	each Covered Officer should seek to promote compliance by the Fund with applicable standards and restrictions imposed by applicable laws, rules and regulations.

IV.	Reporting and Accountability

Each Covered Officer must:

•

upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Chief Compliance Officer of the Fund (the “CCO”) that the Covered Officer has received, read and understands the Code;

•	annually thereafter affirm to the CCO that the Covered Officer has complied with the requirements of the Code;

•	not retaliate against any other Covered Officer or any employee of the Fund or its affiliated persons for reports of potential violations of the Code that are made in good faith; and

•	notify the CCO promptly if the Covered Officer knows of any violation of this Code. Failure to do so is itself a violation of this Code.

          The CCO is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. The CCO is authorized to consult, as appropriate, with counsel to the Fund and counsel to the Trustees of the Fund who are not “interested persons,” as defined by Section 2(a)(19) of the Investment Company Act, of the Fund (the “Independent Trustees”) (if the Independent Trustees engage separate counsel), and is encouraged to do so. However, any approvals or waivers1 must be considered by the Independent Trustees.

          The Fund will follow these procedures in investigating and enforcing this Code:

•	the CCO will take all appropriate action to investigate any reported potential violations;

•	if, after such investigation, the CCO believes that no violation has occurred, the CCO is not required to take any further action;

•	any matter that the CCO believes is a violation will be reported to the Independent Trustees;

•	if the Independent Trustees concur that a violation has occurred, the CCO will inform and make a recommendation to the Board of Trustees of the Fund (the “Board”), which will

1For this purpose, the term “waiver” includes the approval of a material departure from a provision of this Code or the Fund’s failure to take action within a reasonable period of time regarding a material departure from a provision of the code of ethics that has been made known to management of the Fund.

consider appropriate action, which may include a review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the Fund’s investment adviser or other relevant service provider; or a recommendation to dismiss the Covered Officer; and

•	any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.	Other Policies and Procedures

          This Code shall be the sole code of ethics adopted by the Fund for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Fund, the Fund’s investment adviser, principal underwriter(s), or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The codes of ethics, under Rule 17j-1 under the Investment Company Act, of the Fund, its investment adviser (and managing member) and principal underwriter(s), as they may apply to the Covered Officers and others, constitute separate requirements and are not part of this Code.

VI.	Amendments

          Amendments to this Code may be made from time to time, as deemed appropriate by the CCO. The Board shall be informed of any such amendment to the extent deemed material by the Fund’s CCO.

VII.	Confidentiality

          All reports and records relating to the Fund prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Fund’s investment adviser or Board, counsel to the Fund and counsel to the Independent Trustees.

VIII.	Internal Use

          The Code is intended solely for the internal use by the Fund and does not constitute an admission, by or on behalf of the Fund, as to any fact, circumstance, or legal conclusion.

Exhibit A

Persons Covered by this Code of Ethics

Greg Jakubowsky
President and Principal Executive Officer

George Mykoniatis
Treasurer and Principal Financial Officer

CODE OF ETHICS
FOR PRINCIPAL EXECUTIVE
AND PRINCIPAL FINANCIAL OFFICER

CERTIFICATE OF COMPLIANCE

          As a Covered Officer as defined in the Code of Ethics For Principal Executive and Principal Financial Officers of ACAP Strategic Fund and Bluepoint Investment Series Trust (the “Code”), I hereby certify that I have received and have read and fully understand the Code, and I recognize that I am subject to the Code. I further certify that I will comply with the requirements of the Code.

Signature

Gregory Jakubowsky, Principal Executive Officer

Name

Date

CODE OF ETHICS
FOR PRINCIPAL EXECUTIVE
AND PRINCIPAL FINANCIAL OFFICER

CERTIFICATE OF COMPLIANCE

          As a Covered Officer as defined in the Code of Ethics For Principal Executive and Principal Financial Officers of ACAP Strategic Fund and Bluepoint Investment Series Trust (the “Code”), I hereby certify that I have received and have read and fully understand the Code, and I recognize that I am subject to the Code. I further certify that I will comply with the requirements of the Code.

Signature

George Mykoniatis, Principal Financial Officer

Name

Date